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                                                                   Exhibit 10.10



                                 Put Agreement

     This Put Agreement is executed as of February 21, 1996, between TransMontaigne Oil Company ("TMOC") and Sheffield Exploration Company ("Sheffield").

     WHEREAS, TMOC and Sheffield are each members of Bear Paw Operating Company, LLC ("Bear Paw") governed by an Operating Agreement dated as of January 1, 1996 (the "Operating Agreement"); and

     WHEREAS, TMOC and Sheffield have agreed that TMOC will merge into Sheffield pursuant to an Agreement and Plan of Merger between TMOC and Sheffield (the "Merger Agreement").

     NOW, THEREFORE, the parties agree as follows:

     1. If the Merger Agreement is terminated and Sheffield publicly announces its intention to liquidate, then at any time for a period of 30 days after both of such events have occurred, Sheffield may require TMOC to purchase all of Sheffield's interest in Bear Paw (the "Interest"), for a cash price equal to the cash contributions made by Sheffield to Bear Paw prior to the date of purchase.

     2. Sheffield shall exercise the right set forth in section 1 only by delivery to TMOC of a written notice of exercise in accordance with the notice provisions of section 13.1 of the Operating Agreement, specifying a closing date, which shall be not less than 10 days nor more than 20 days after the notice is deemed given.

     3. At the closing, TMOC shall deliver to Sheffield the purchase price in immediately available funds against delivery of an assignment of the Interest with general warranties of title.

     IN WITNESS WHEREOF, the parties have executed this Put Agreement as of the date first set forth above.

          TransMontaigne Oil Company


          By  /s/ Harold R. Logan, Jr.
            ----------------------------
            Harold R. Logan, Jr.
            Executive Vice President/Finance

          Sheffield Exploration Company


          By  /s/ J. Samuel Butler
            ----------------------------
            J. Samuel Butler,
            President